Exhibit 5.1

Mitchell Silberberg & Knupp llp A Law Partnership Including Professional Corporations

November 16, 2023

reAlpha Tech Corp.

6515 Longshore Loop

Suite 100

Dublin, Ohio 43017

Ladies and Gentlemen:

We have acted as counsel to reAlpha Tech Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, of the Company’s Registration Statement on Form S-11 (as amended or supplemented, the “Registration Statement”) including a related prospectus filed with the Registration Statement (the “Prospectus”), which relates to the registration of the proposed offering of (i) up to $20,000,000 of (a) units (the “Common Units”) each consisting of one share (the “Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), and one and a half warrants to purchase one and a half shares of Common Stock (the “Common Warrants”) and (b) pre-funded units (the “Pre-Funded Units,” and together with the Common Units, the “Units”), each consisting of one pre-funded warrant to purchase one share of Common Stock (the “Pre-Funded Warrants,” together with the Common Warrants, the “Warrants”) and one and a half Common Warrants, and (ii) the shares of Common Stock issuable upon the exercise of the Common Warrants (the “Common Warrant Shares”) and Pre-Funded Warrants (the “Pre-Funded Warrant Shares,” together with the Common Warrant Shares, the “Warrant Shares”). For each Pre-Funded Unit the Company sells, the number of Common Units offered will be decreased on a one-for-one basis. The Common Units, the Pre-Funded Units, the Warrants, the Warrant Shares, and the Shares underlying the Common Units are collectively referred to herein as the “Securities.”

In connection with this opinion, we have examined the originals or certified copies of: (i) Registration Statement, together with the exhibits attached thereto; (ii) the Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws of the Company; (iii) applicable resolutions of the Company’s board of directors (the “Board”); (iv) the form of securities purchase agreement to be entered into by and among the Company and the purchasers named therein (the “Securities Purchase Agreement”); (v) the form of Pre-Funded Warrants; (vi) the form of Common Warrants; and (vii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein. With your consent, we have relied upon certificates and other assurances of officers of the Company as to factual matters without having independently verified such factual matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the proposed offering of the Securities. Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States, the law of the State of New York and the General Corporation Law of the State of Delaware. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

Subject to the foregoing and the other matters set forth herein, it is our opinion that:

1. When the Securities underlying the Units have been duly executed and delivered against payment therefor in the circumstances contemplated by the form of Securities Purchase Agreement, then the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When the Securities Purchase Agreement has been duly executed and delivered by the respective parties thereto and the Shares have been issued and delivered in accordance with the Securities Purchase Agreement against payment in full of the consideration payable therefor as determined by the Board or a duly authorized committee thereof and as contemplated by the Securities Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable.

3. When the Securities Purchase Agreement has been duly executed and delivered by the respective parties thereto and the Common Warrants have been issued and delivered in accordance with the Securities Purchase Agreement against payment in full of the consideration payable therefor as determined by the Board or a duly authorized committee thereof and as contemplated by the Securities Purchase Agreement, the Common Warrants will constitute valid and legally binding obligations of the Company.

4. When the Securities Purchase Agreement has been duly executed and delivered by the respective parties thereto and the Pre-Funded Warrants have been issued and delivered in accordance with the Securities Purchase Agreement against payment in full of the consideration payable therefor as determined by the Board or a duly authorized committee thereof and as contemplated by the Securities Purchase Agreement, the Pre-Funded Warrants will constitute valid and legally binding obligations of the Company.

5. When the Securities Purchase Agreement has been duly executed and delivered by the respective parties thereto, the Common Warrants have been duly executed by the Company and delivered to and paid for by the investors pursuant to the terms of the Securities Purchase Agreement against payment in full of the consideration payable therefor as determined by the Board or a duly authorized committee thereof and as contemplated by the Securities Purchase Agreement (a) the Common Warrant Shares will have been duly authorized for issuance, and (b) if, as and when issued against payment in full of the consideration payable therefor in accordance with the terms of the Common Warrants, the Common Warrant Shares will be validly issued, fully paid and non-assessable.

6. When the Securities Purchase Agreement has been duly executed and delivered by the respective parties thereto, the Pre-Funded Warrants have been duly executed by the Company and delivered to and paid for by the investors pursuant to the terms of the Securities Purchase Agreement against payment in full of the consideration payable therefor as determined by the Board or a duly authorized committee thereof and as contemplated by the Securities Purchase Agreement (a) the Pre-Funded Warrant Shares will have been duly authorized for issuance, and (b) if, as and when issued against payment in full of the consideration payable therefor in accordance with the terms of the Pre-Funded Warrants, the Pre-Funded Warrant Shares will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Mitchell Silberberg & Knupp LLP